Exhibit 10-149

Forbearance Agreement and Sixth Amendment to Credit and Security Agreement

This Forbearance Agreement and Sixth Amendment to Credit and Security Agreement (this “Sixth Amendment”) is made and entered into as of July 19, 2026, by and among FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Lender”), PRECISION METAL WORKS, INC., a Kentucky

corporation (“Metals”), and PMW AFFILIATED HOLDINGS, LLC, a Delaware limited liability company (“Holdings”; Metals and Holdings are also collectively referred to as “Borrowers” and individually as a “Borrower”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Credit and Security Agreement dated as of July 19, 2023, as amended by that certain First Amendment to Credit and Security Agreement dated as of December 22, 2023, that certain Forbearance Agreement and Second Amendment to Credit and Security Agreement dated as of August 6, 2024, that certain Third Amendment to Credit and Security Agreement dated as of March 5, 2025, that certain Fourth Amendment to Credit and Security Agreement dated as of August 6, 2025, and that certain Fifth Amendment to Credit and Security Agreement dated as of March 24, 2026, each by and among Lender and Borrowers (collectively, the “Credit Agreement”), and (b) the other documents, agreements and instruments referenced in the Credit Agreement or executed and delivered pursuant thereto;

WHEREAS, as a result of the Events of Default set forth on Schedule I attached hereto (the “Existing Defaults”), Borrowers are and continue to be in default under the terms and provisions of the Loan Documents;

Whereas, Borrowers desire Lender to (a) forbear from exercising certain of its rights and remedies arising from the Existing Defaults, and (b) make such other modifications to the Credit Agreement as set forth in this Sixth Amendment (collectively the “Additional Financial Accommodations”); and

Whereas, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Sixth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Sixth Amendment. Except as expressly set forth in this Sixth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Credit Agreement, as amended.

I.    Acknowledgment of Debt, Default, and Discretionary Advances.Each Borrower acknowledges and agrees that:

A.    as a result of the Existing Defaults, Borrowers are, and continue to be, in default under the Loan Documents;

B.	as of July 15, 2026, (1) the total outstanding Obligations owed by Borrowers to Lender is

$9,704,162.84 of principal, plus all accrued and unpaid interest, and (2) Borrowers owe to Lender all costs, fees and expenses incurred by Lender in connection with the Loan Documents, this Sixth Amendment and the Existing Defaults;

C.    Borrowers are liable for all of the Obligations without any defenses or setoffs, including, without limitation, all principal, accrued interest, late charges, reasonable attorneys’ fees and other costs, charges, obligations and expenses heretofore, now or from time to time hereafter incurred by Lender in connection with the Obligations, the Existing Defaults and the negotiation, preparation and enforcement of the Loan Documents and this Sixth Amendment;

D.    as a result of the Existing Defaults, Lender has the right to immediately initiate, exercise and prosecute any or all of its rights and remedies, whether pursuant to the Loan Documents, at law, in equity or otherwise, including, without limitation, the right to stop making loan advances to Borrowers under the Loan Documents at any time without notice;

E.    the Loan Documents, as amended by this Sixth Amendment, are legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies; and

F.    neither any Borrower nor any other Loan Party has any defenses of any nature whatsoever to the enforcement of any or all of the Loan Documents and neither any Borrower nor any other Loan Party has any claims, counterclaims or offsets against Lender in respect of the Loan Documents, or which could be asserted by any Loan Party by reason of any act, conduct or omission of Lender.

II.    Forbearance Period. Provided Borrowers fully and timely comply with, satisfy and perform each of the conditions, covenants, terms and provisions set forth in this Sixth Amendment, and no Default or Event of Default exists or occurs under the Loan Documents, as amended, other than the Existing Defaults, from the Sixth Amendment Effective Date through and including August 19, 2026 (the “Forbearance Period”), Lender hereby agrees to forbear from exercising its rights and remedies arising from the Existing Defaults, with the exception of any rights or remedies specifically reserved in this Sixth Amendment. Notwithstanding the foregoing, nothing herein shall prohibit Lender from exercising any of its rights and remedies required to preserve its claims against Borrowers and each other Loan Party, including, without limitation, filing any necessary or responsive defensive pleadings, or taking such other actions as are, and only to the extent necessary, to prevent its claims against the Loan Parties from being time-barred in any bankruptcy, insolvency or other proceeding or otherwise barred by the applicable statute of limitations. Lender’s agreement to forbear shall be subject to the terms and conditions set forth herein. Each Borrower hereby covenants and agrees with Lender as set forth in this Sixth Amendment.

III.    Amendments to Credit Agreement. Effective as of the Sixth Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby modified and amended as follows:

A.	Amended Definitions. Effective as of the Sixth Amendment Effective Date, Section

1.01    of the Credit Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Credit Agreement:

“Borrowing Base” means at any time, the lesser of:

(a)	The Maximum Revolving Loan Limit; or

(b)	The sum of:

(i)	85.0% of Borrowers’ Eligible Accounts; plus

(ii)    the lesser of (A) 85.0% of the Net Orderly Liquidation Value of Borrowers’ Eligible Inventory consisting of raw materials, (B) 75.0% of the lower of cost or market value of Borrower’s Eligible Inventory consisting of raw materials, or (C) $500,000; plus

(iii)    the lesser of (A) 85.0% of the Net Orderly Liquidation Value of Borrowers’ Eligible Inventory consisting of work-in process, (B) 75.0% of the lower of cost or market value of Borrower’s Eligible Inventory consisting of work-in-process, or (C) $500,000; plus

(iv)    the lesser of (A) 85.0% of the Net Orderly Liquidation Value of Borrowers’ Eligible Inventory consisting of finished goods; (B) 75.0% of the lower of cost or market value of Borrower’s Eligible Inventory consisting of finished goods, or (C) $500,000; minus

(v)	the Hedging Obligation Reserve; minus

(vi)	the Availability Reserve.

“Maturity Date” means August 19, 2026.

B.    New Definitions. Effective as of the Sixth Amendment Effective Date, Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order, respectively:

“Budget” shall mean the weekly budget cash flow projections attached to the Sixth Amendment as Schedule II, as may be modified to the extent requested by Borrowers and approved by Lender in writing in its sole discretion.

“Out-of-Formula Event” shall mean, if at any time, the principal amount of the outstanding Revolving Loans plus the aggregate outstanding Letter of Credit Obligations exceed the Borrowing Base.

“Sale Transaction” means the sale of all or substantially all of Borrowers’ assets or Equity Interests to one or more prospective third-party purchasers for a cash sales price in an amount sufficient to repay and satisfy the Obligations in full contemporaneously with the closing thereof and otherwise in form and substance satisfactory to Lender in its sole discretion.

“Sixth Amendment” means that certain Forbearance Agreement and Sixth Amendment to Credit and Security Agreement dated as of the Sixth Amendment Effective Date by and among Lender and Borrowers.

“Sixth Amendment Effective Date” means July 19, 2026.

C.    Revolving Loan Advances. At all times from and the Sixth Amendment Effective Date, in addition to not causing or permitting to exist an Out-of-Formula Event at any time, Borrowers shall use the proceeds of the Revolving Loan solely to satisfy the “Disbursements” set forth in the Budget in an amount not to exceed 105% of all such Disbursements set forth in the Budget in the aggregate (and not tested on a line item by line item basis), in each case calculated on a cumulative basis for the period beginning July 19, 2026, and ending on Saturday of each week through the Maturity Date. Not later than the first Business Day of each week beginning July 27, 2026, Borrowers shall provide a report to Lender in the form of the Budget, updated to include the actual Disbursements made for each line item of the Budget for the period from July 19, 2026, through Saturday of the immediately preceding week and certifying compliance with the requirements of this Section II.C, in form and content satisfactory to Lender in its reasonable discretion.

D.    Financial and Other Information. Section 7.01 of the Credit Agreement is hereby amended by adding the following new subsection 7.01(d) to the end thereof:

“(d)         Borrowers shall deliver to Lender the following, each of which shall be in form and substance satisfactory to Lender:

(i)    On or before July 24, 2026, the final template for customer accommodation agreements, in form and substance acceptable to Lender in its reasonable discretion.

(ii)    On or before July 31, 2026, a budget to fund the Sale Transaction, together with appropriate supporting details as requested by Lender;

(iii)	On or before July 31, 2026, proposed engagement letters from no less than three

(3) liquidators satisfactory to Lender in its reasonable discretion with respect to the sale and liquidation of Borrowers’ Equipment and Inventory;

(iv)    On or before August 7, 2026, one or more letters of intent, or equivalent document evidencing the proposed terms of a Sale Transaction executed by a viable and prospective buyer and otherwise satisfactory to Lender in its reasonable discretion. Such letter of intent shall include all material terms and conditions proposed by the prospective third-party purchaser(s).

(v)    On or before August 14, 2026, a letter of intent or equivalent document detailing the terms of a Sale Transaction, reflecting terms approved by Lender, executed by Borrowers and a third-party purchaser selected by Borrowers and approved by Lender.”

E.    Fixed Charge Coverage. The parties acknowledge and agree that the Fixed Charge Coverage covenant set forth in Section 12.01 will not be tested as of June 30, 2026, or as of the last day of any month that occurs during the Forbearance Period after June 30, 2026.

F.    Events of Default. Section 13.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” at end of clause (p), (ii) replacing the period at the end of clause (q) thereof with “; or”, and (iii) adding the following new clause (r) thereto as follows:

“(r) Out-of-Formula Event. An Out-of-Formula Event shall occur.”

G.    Revisions to Notice Provisions. Effective as of the Sixth Amendment Effective Date, Schedule 15.02 “Certain Addresses for Notices” is hereby amended by adding replacing “Dentons, 101 S. Fifth Street, 3500 PNC Tower, Louisville, KY 40202, Attn: James R. Irving and Thomas D. Maxson, Email: james.irving@dentons.com and thomas.maxson@dentons.com” for “Greenberg Traurig, LLP, 10845 Griffith Peak, Drive Suite 600, Las Vegas, Nevada 89135, Attn: Michael J. Bonner, Esq., Email: bonnerm@gtlaw.com.”

H.    Acknowledgement of Secured-Over Formula Advances. From June 30, 2026, through July 14, 2026, at Borrowers’ request and in Lender’s sole discretion, Lender provided Revolving Loan advances to Borrowers causing the outstanding Revolving Loan balance to exceed the amount permitted by clause (b) of the Borrowing Base in a maximum amount of $320,000 (the “Excess BBC Advances”). As of the Sixth Amendment Effective Date, the Excess BBC Advances have been repaid or otherwise eliminated in full as a result of payments and/or updated Borrowing Base Certificates. Borrowers acknowledge and agree that (i) Lender advancing the Excess BBC Advances to Borrowers shall not be deemed a course of dealing or otherwise a commitment or indication to Borrowers that Lender will make any future Revolving Loan advances in excess of the Borrowing Base at any time and hereby irrevocable waive any and all right to claim or assert such course of dealing, commitment or indication, and (ii) to the extent Lender, in its sole discretion, knowingly or unknowingly makes Revolving Loan advances causing the outstanding Revolving Loan balance to exceed the amount permitted by clause (b) of the Borrowing Base, such advances shall not be deemed a course of dealing or otherwise a commitment or indication to Borrowers that Lender will make any future Revolving Loan advances in excess of the Borrowing Base at any time and hereby irrevocable waive any and all right to claim or assert such course of dealing, commitment or indication.

I.    Borrowing Base Certificate Form. Exhibit B attached to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached to this Sixth Amendment.

IV.    Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following covenants:

A.    Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance reasonably acceptable to Lender:

(i)	a duly executed original of this Sixth Amendment; and

(ii)	such other agreements, documents, instruments and deliveries as Lender may reasonably request.

B.    No Default or Event of Default exists under the Credit Agreement, as amended by this Sixth Amendment, or the other Loan Documents, other than the Existing Defaults; and

C.    No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date hereof shall be pending or known to be threatened against any Loan Party and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Loan Party or the capability of any Loan Party to pay its Obligations to Lender.

V.	Reserved.

VI.    Restricted Payments. Without limiting any other restrictions set forth in the Credit Agreement, Borrowers shall not at any time after the Sixth Amendment Effective Date make any payments in any form to Live Ventures or its Affiliates, including, without limitation, (i) any management fee payments or expense reimbursements, whether pursuant to the Management Agreement or otherwise, (ii) any payments in satisfaction of Subordinated Debt, (iii) any dividends or distributions, or (iv) any payments in satisfaction of trade or other payables now or hereafter owing by any Borrower.

VII.    Default Rate. Notwithstanding anything to the contrary set forth herein, Lender reserves the right to charge the Default Rate on the Loans at any time during or after the Forbearance Period effective as of the occurrence of the earliest Existing Default until such time as (a) Lender waives the Existing Defaults and (b) no other Events of Default have occurred or are continuing.

VIII.	Reserved.

IX.    Field Exams, Audits, Appraisals and Physical Inventory. During the Forbearance Period, Lender and its representatives shall be permitted to conduct one or more field exams, audits and appraisals of each Borrower’s business and any Collateral securing the Obligations and each Borrower shall, upon Lender’s request, fully cooperate with Lender and its representatives in providing Lender access to all of such Borrower’s assets, facilities, books and records in connection therewith. Each Borrower hereby covenants and agrees to promptly and fully cooperate with Lender and its agents in connection with such field examinations, audits and appraisals. Upon demand, Borrowers shall pay to Lender all fees, costs and out-of-pocket expenses incurred by Lender in connection with any such field exams, audits and appraisals. Notwithstanding anything to the contrary contained herein or any other Loan Document to the contrary, no Inventory appraisal shall be required by Lender during the Forbearance Period unless an Event of Default occurs or exists, other than the Existing Defaults.

X.    Compliance with Loan Documents. Borrowers shall fully and timely perform all of the covenants, duties, obligations and agreements contained in the Loan Documents, as amended hereby, and covenants and agrees not to permit the existence or occurrence of any Event of Default pursuant to the Loan Documents, other than the Existing Defaults.

XI.    Termination of Forbearance Period. Each Borrower hereby acknowledges and agrees that if Borrowers fail to fully and timely satisfy, perform and comply with each and every term and provision of this Sixth Amendment, or any Event of Default occurs or exists under the Credit Agreement or any of the other Loan Documents, each as amended, other than the Existing Defaults, then (i) the Forbearance Period shall immediately terminate, and (ii) Lender may immediately exercise such of its rights and remedies as it deems appropriate, whether pursuant to the Loan Documents, at law, in equity or otherwise. The parties hereto acknowledge and agree that time is of the essence with respect to the Loan Documents and this Sixth Amendment. Notwithstanding the foregoing, if Borrowers fail to timely satisfy the covenants set forth in Section 7.01(d) of the Credit Agreement, such failure shall not constitute and Event of Default if Borrower’s cure such failure within three (3) Business Days of the occurrence thereof.

XII.    Marshalling of Collateral. Upon termination of the Forbearance Period in accordance with Section XI hereof or upon expiration of the Forbearance Period, upon demand by Lender, Borrowers shall assemble the Collateral and make it readily available to Lender in saleable condition at a place or places to be designated by Lender. The Collateral shall be readily available to Lender not later than ten (10) days after Lender’s demand therefor.

XIII.	Forbearance Agreement Not Refinancing. Lender’s agreement to forbear pursuant to this

Sixth Amendment is not, and shall not be construed as, a refinancing of the Obligations.

XIV.    Authority To Execute This Sixth Amendment. Each Borrower hereby represents and warrants to Lender that such Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Sixth Amendment. The execution, delivery and performance by each Borrower of this Sixth Amendment shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in such Borrower’s organizational or governance documents, or contained in any agreement, instrument or document to which such Borrower is now or hereafter a party or by which Borrower is or may become bound.

XV.    Forbearance Limitation. The forbearance described in this Sixth Amendment shall be limited solely to the Existing Defaults and shall not be deemed (a) a forbearance with respect to any terms or provisions of the Loan Documents, other than the Existing Defaults, (b) a waiver by Lender of any breach, Default or Event of Default, whether now existing or hereafter arising, or (c) to affect any of Lender’s rights or remedies, whether at law, in equity or otherwise and whether pursuant to the Loan Documents, except as expressly provided herein.

XVI.	Construction.

A.    This Sixth Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

B.    Wherever possible, each provision of this Sixth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Sixth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Sixth Amendment, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be reasonably modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

C.    The Paragraph headings contained in this Sixth Amendment are solely for the purpose of reference, are not part of the agreement among Borrowers and Lender, and shall not in any way affect the meaning or interpretation of this Sixth Amendment, any Paragraph or provision thereof.

D.    This Sixth Amendment shall be binding on Borrowers and their respective successors, heirs and assigns, and shall inure to the benefit of Lender, its successors, assigns, affiliates, divisions and parent.

E.    This Sixth Amendment cannot be assigned by any Borrower without Lender’s prior written consent; provided, however, Lender may assign this Sixth Amendment, the Loan Documents and the Loans without notice to or the consent of any Borrower.

F.    No failure to exercise, and no delay in exercising, any of any rights, powers or privileges of Lender shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. No extension of time for the payment or performance of any of the Obligations shall be deemed to be an extension of the time for payment or performance of any other Obligations. This Sixth Amendment may not be altered, changed, amended or modified, except by a written agreement signed by Lender and Borrowers. Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.

G.    This Sixth Amendment constitutes the entire agreement between Borrowers and Lender with regard to the subject matter hereof.

XVIII. Conflict. If, and to the extent, the terms and provisions of this Sixth Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this Sixth

Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Sixth Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement, as amended by this Sixth Amendment, shall remain in and have its intended full force and effect, and Lender and each Borrower hereby affirms, confirms and ratifies the same.

XVIII.    Reaffirmation. Each Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement, as amended hereby (it being understood and agreed that (i) the representations and warranties contained in the Credit Agreement are correct in all material respects (without duplication of any materiality qualifiers set forth in the Credit Agreement), on and as of the Sixth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date and

(ii) any representation or warranty as to the existence, occurrence or continuation of Defaults or Events of Default shall exclude the Existing Defaults).

XIX.	Fees, Costs and Expenses.

A.    Borrowers agree to pay, promptly following demand, all reasonable and documented fees, costs and expenses of Lender, including, but not limited to, reasonable and documented attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Sixth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

B.    Borrower acknowledges and agrees that all costs, fees and expenses incurred in connection with Borrowers covenants, duties and obligations under the Loan Documents, as amended hereby, and this Sixth Amendment (including, without limitation, all such costs, fees and expenses incurred in connection with the Sale Transaction), shall be paid and satisfied by Borrowers.

XX.    Counterpart. This Sixth Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Sixth Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Sixth Amendment and such other agreements, documents and instruments; provided, however, Borrowers shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

XXI.    Reservation of Rights. Other than with respect to the forbearance set forth herein, Lender hereby continues to reserve all of its rights and remedies, including all security interests, assignments and liens, pursuant to this Sixth Amendment, and the Loan Documents, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this Sixth Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or Event of Default, including, but not limited to, the Existing Defaults.

XXII.    Jury Trial Waiver. EACH BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWERS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER AGREEMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE OTHER AGREEMENTS.

XXIII.    WAIVER AND RELEASE. IN CONSIDERATION OF LENDER’S EXECUTION AND DELIVERY OF THIS SIXTH AMENDMENT, EACH BORROWER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, PARENTS, SUBSIDIARIES, AFFILIATES, AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND EACH OF THEM (EACH A “RELEASED PARTY”), OF AND FROM ANY AND ALL CLAIMS, DEMANDS, COUNTERCLAIMS, SET-OFFS, DEFENSES, DEBTS, OBLIGATIONS, COSTS, EXPENSES, ACTIONS, CAUSES OF ACTION AND DAMAGES OF EVERY KIND, NATURE AND DESCRIPTION WHATSOEVER, KNOWN OR UNKNOWN, FORESEEABLE OR UNFORESEEABLE, LIQUIDATED OR UNLIQUIDATED, AND INSURED OR UNINSURED, WHICH ANY BORROWER HERETOFORE, NOW OR FROM TIME TO TIME HEREAFTER OWN, HOLD OR HAVE BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, ARISING ON OR BEFORE THE DATE OF THIS SIXTH AMENDMENT FROM, RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, THIS SIXTH AMENDMENT, BORROWERS’ BANKING OR CASH MANAGEMENT RELATIONSHIP WITH LENDER OR ANY OTHER RELEASED PARTY OR ANY MATTERS RELATING TO ANY OF THE FOREGOING.

[signature page follows]

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

IN WITNESS WHEREOF, Lender and each Borrower have caused this Sixth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

PRECISION METAL WORKS, INC.,

a Kentucky corporation

By:                   Name: Andrew Brougher

Title:         President

::·'·�

PMW AFFILIATED HOLDINGS, LLC,

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

Name: Tom Sedlak Title:         President

LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:                   Name: John Littrell

Title:         Senior Vice President

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

IN WITNESS WHEREOF, Lender and each Borrower have caused this Sixth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

PRECISION METAL WORKS, INC.,

a Kentucky corporation

By:                   Name: Andrew Brougher

Title:         President

PMW AFFILIATED HOLDINGS, LLC,

a Delaware limited liability company

By:                   Name: Tom Sedlak

Title:         President

LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By: ��

Name: John Littrell

Title: �/1ior Vice President

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

(see attached)

Fifth Third Bank, National Association

BORROWING BASE CERTIFICATE (BBC)

Client Name:

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

					Report No.	07142026	Effective Date:	07/14/26

ACCOUNTS RECEIVABLE				Amount				TOTAL
R	Beginning A/R Balance		07/13/26	8,279,940.36				8,279,940.36
A E	Gross Sales		(+)	154,162.90				154,162.90
C C	A/R Collections		(-)	45,473.06				45,473.06
C E	Non A/R Collections		memo item only
O I	Total Collections		memo item only	45,473.06				45,473.06
U V	Discounts/Allowance		(-)	8.36				8.36
N A	Credit Memos		(-)
T B S L E	Adjustments Adjustments		(+)
			(-)
			Net Collateral Adj.	(8.36)				(8.36)
Ending A/R Balance	As of Date:		07/14/26	8,388,621.84				8,388,621.84
Ineligible		End of Month A/R Ineligible as of:	07/14/26	1,474,872.10				1,474,872.10
Temporary Ineligible Total Ineligible
				1,474,872.10				1,474,872.10
Eligible A/R				6,913,749.74				6,913,749.74
Advance Rate - Effective Adv. Rate				85.00%				85.00%
Unapplied Cash - Balance from Previous Report Check box below to include unapplied cash before Adv. Rate	Addition Subtraction

Net Change			Unapplied Cash Adj.
Adv Rate	Current Unapplied Balance
Available A/R				5,876,687.28				5,876,687.28
A/R Available for Advances A/R Sub-Limit		Check to Apply A/R Limit		5,876,687.28				5,876,687.28
				15,000,000.00				15,000,000.00
				-	Excluded
INVENTORY:				Raw Materials	Work In Progress	Finished Goods		TOTAL
I N V E N T O R Y	Beginning Inventory	As of Date:	07/05/26	1,171,289.87	545,827.74	574,181.12		2,291,298.73
	Increase/Decrease		(+) / (-)	(154,489.47)	(25,677.80)	11,883.74		(168,283.53)
	Ending Inventory	As of Date:	07/13/26	1,016,800.40	520,149.94	586,064.86		2,123,015.21
	Ineligible Inventory	As of Date:	07/13/26	194,186.12	134,066.65	26,662.11		354,914.88
	Eligible Inventory			822,614.28	386,083.29	559,402.75		1,768,100.33
	Advance Rate			39.87%	75.00%	75.00%
	Available Inventory Inventory Available for Advances	Check to Apply Inventory Limit		327,935.18	289,562.47	419,552.07		1,037,049.72
				327,935.18	289,562.47	419,552.07		1,037,049.72
	Inventory Sub-Limit			500,000.00	500,000.00	500,000.00		1,500,000.00
GROSS AVAILABILITY (A/R AND INVENTORY) Other Collateral (EQ) (RE) or (SA) (CapEx) AVAILABLE FOR ADVANCES				6,204,622.46	289,562.47	419,552.07		6,913,737.00
			Guaranty
		Check to Apply Revolving Limit		6,204,622.46	289,562.47	419,552.07		6,913,737.00
Revolving Limit				15,000,000.00	15,000,000.00	15,000,000.00		15,000,000.00
GUARANTEES			Advance Rate
L C	Standby Letter of Credit Trade Letter of Credit	Rev Rev

	Guarantees/Total Reserves
LOAN ACTIVITY
Beginning Revolving Loan Balance			07/13/26	6,479,446.67				6,479,446.67
L O A N	Collections		(-)
	Negative Loan Adj.		(-)
	Advances		(+)	195,000.00				195,000.00
	Loan Addition (Interest, Fees, and Other Adjus	tments)	(+)
Ending Revolving Loan Balance			07/14/26	6,674,446.67				6,674,446.67

RESERVES
Credit Card Reserve
Reserves
Availability				(469,824.21)	289,562.47	419,552.07		239,290.33
Total Rev Line	Check to Apply to Avail.			15,000,000.00	15,000,000.00	15,000,000.00		15,000,000.00
BORROWER'S COMMENTS

The undersigned hereby represents and warrants to Fifth Third Bank, National Association that the information set forth herein is true and correct as of the date made, that any Accounts Receivable or Inventory classified as "Eligible Accounts" or "Eligible Inventory" conform in all respects to the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth in the Loan and Security Agreement (or similar agreement) entered into by and between Fifth Third Bank, National Association and the undersigned, as amended, modified or supplemented from time to time).

Authorized Signature

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

Prepared By: 07/15/26

Date

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

Authorized By: 07/15/26

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

Date

[Embedded Table, Chart, Shape or Object can not be converted, please insert manually]

#Classification: Internal Use

Schedule I

Existing Defaults

1.

As reported on Borrowers’ compliance certificate delivered to Lender for the periods ending November 30, 2025, and December 31, 2025, Borrowers failed to satisfy the Fixed Charge Coverage covenant set forth in Section 12.01 for each of the test periods ending November 30, 2024, through and including August 31, 2025, and the test period ending December 31, 2025, in each case resulting in Events of Default under Section 13.01(b) of the Credit Agreement;

2.	As a result of an audit, Borrowers provided financial statements for certain test periods ending on or before October 31, 2025 which were subsequently adjusted;

3.

Borrowers failed to (a) on or before March 31, 2026, deliver to Lender an executed commitment or proposal letter reflecting the terms of a new credit facility sufficient to refinance the Obligations in full from one or more replacement lenders selected and approved by Borrowers and satisfactory to Lender and (b) on or before May 31, 2026, provide to Lender evidence satisfactory to Lender that the Obligations will be refinanced in full by June 15, 2026, pursuant to a fully-committed credit facility in violation of Section V of the Fifth Amendment resulting in Events of Default under Section 13.01(b) of the Credit Agreement; and

4.

Borrowers failed to satisfy the Operating Cash Flow covenant set forth in Section 12.03 of the Credit Agreement for each of the test periods ending January 31, 2026, February 28, 2026, and March 31, 2026, in each case resulting in Events of Default under Section 13.01(b) of the Credit Agreement.

Schedule II Budget

Attached.

Precision Metal Works, Inc.												July 16, 2026
13 Week Projections (amount in thousands)	Actual
	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE
Cash Activity	7/19	7/26	8/2	8/9	8/16	8/23	8/30	9/6	9/13	9/20	9/27	10/4	10/11	Total
Cash Collections	(788)	(863)	(1,011)	(1,311)	(585)	(597)	(706)	(1,372)	(559)	(470)	(668)	(725)	(825)	(10,481)
Accerlerated Scrap payments (offer discount)	0	(20)	0	0	0	0	0	0	0	0	0	0	0	(20)
Accerlerated Customer collections	0	(150)	0	0	0	0	0	0	0	0	0	0	0	(150)
Exectrolux discount move to 60 day terms	0	0	(300)	0	0	0	0	0	0	0	0	0	0	(300)
Whirlpool Deposit	0	(290)	0	0	0	0	0	0	0	0	0	0	0	(290)
Whirlpool move to 30 day terms	0	0	(536)	0	0	0	0	0	0	0	0	0	0	(536)
Whirpool TSA pricing	0	0	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(1,375)
Total	(788)	(1,323)	(1,972)	(1,436)	(710)	(722)	(831)	(1,497)	(684)	(595)	(793)	(850)	(950)	(13,152) C
Payroll & related	130	210	105	210	105	210	105	210	105	210	105	210	105	2,020
Employee benefits	25	25	25	25	105	25	25	25	105	25	25	25	25	485
Raw materials / suppliers (critical vendors)	426	545	529	509	579	523	482	591	558	533	533	554	554	6,918	H
Executive Team	0	25	0	25	0	25	0	25	0	25	0	25	0	150
Rent - Preston	0	0	50	0	0	0	0	50	0	0	0	50	0	150
Rent - Allmond (net of sublease)	0	0	33	0	0	0	0	33	0	0	0	33	0	99
Rent - Frankfort	0	0	37	0	0	0	0	37	0	0	0	37	0	111
Leases	0	0	26	0	0	0	0	26	0	0	0	26	0	78
Utilities	40	0	30	0	20	40	30	0	20	40	40	0	40	300
Business Insurance	0	0	0	65	0	0	0	65	0	0	0	0	0	130
Professional fees (legal/restructuring/advisors)	30	30	30	30	30	30	30	30	30	30	30	30	30	390
Interest/Fees	0	0	140	0	0	0	0	140	0	0	0	140	0	420
Taxes	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Other operating disbursements	50	25	25	25	25	25	25	25	25	25	25	25	25	350
Total Disbursements	701	860	1,030	889	864	878	697	1,257	843	888	758	1,155	779	11,601	A
Opening cash balance	50	50	50	50	50	50	50	50	50	50	50	50	50	50
Advances	701	860	1,030	889	864	878	697	1,257	843	888	758	1,155	779	11,601	B
Disbursements	(701)	(860)	(1,030)	(889)	(864)	(878)	(697)	(1,257)	(843)	(888)	(758)	(1,155)	(779)	(11,601) A
Ending cash balance	50	50	50	50	50	50	50	50	50	50	50	50	50	50
Opening loan balance	6,940	6,853	6,389	5,448	4,900	5,054	5,211	5,077	4,837	4,996	5,289	5,255	5,560	6,940
Advances	701	860	1,030	889	864	878	697	1,257	843	888	758	1,155	779	11,601 B
Collections	(788)	(1,323)	(1,972)	(1,436)	(710)	(722)	(831)	(1,497)	(684)	(595)	(793)	(850)	(950)	(13,152) C
Ending loan balance	6,853	6,389	5,448	4,900	5,054	5,211	5,077	4,837	4,996	5,289	5,255	5,560	5,389	5,389
Precision Metal Works, Inc.												July 16, 2026
13 Week Projections (amount in thousands)	Actual
	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE
Rollforwards	7/19	7/26	8/2	8/9	8/16	8/23	8/30	9/6	9/13	9/20	9/27	10/4	10/11	Total
Opening accounts receivable	8,297	8,280	8,072	7,114	6,658	6,904	7,116	7,380	6,800	6,926	7,303	7,432	7,483	8,297
Net Sales	772	825	889	855	832	808	970	793	686	847	796	776	854	10,702
Collections	(788)	(1,033)	(1,847)	(1,311)	(585)	(597)	(706)	(1,372)	(559)	(470)	(668)	(725)	(825)	(11,487) C
Ending accounts receivable	8,280	8,072	7,114	6,658	6,904	7,116	7,380	6,800	6,926	7,303	7,432	7,483	7,512	7,512
Opening accounts payable (non-IC)	6,522	6,596	6,628	6,581	6,505	6,514	6,633	6,728	6,467	6,592	6,533	6,730	6,568	6,522
Expenses	620	657	713	579	663	762	662	621	759	594	825	618	723	8,796
Disbursements	(546)	(625)	(760)	(654)	(654)	(643)	(567)	(882)	(633)	(653)	(628)	(780)	(649)	(8,676)
Ending accounts payable	6,596	6,628	6,581	6,505	6,514	6,633	6,728	6,467	6,592	6,533	6,730	6,568	6,642	6,642
COGS relieved (ship week)	748	800	862	829	807	784	941	769	665	822	772	753	828	10,381 D
Material cost of shipped units (ship week)	486	520	560	539	524	509	612	500	432	534	502	489	538	6,747
Opening Finished Goods	574	679	727	699	679	652	822	642	550	811	770	806	826	574
(+) Transfers in from WIP	853	849	834	810	779	955	761	676	927	781	808	773	773	10,578 F
(-) COGS relieved (sales)	(748)	(800)	(862)	(829)	(807)	(784)	(941)	(769)	(665)	(822)	(772)	(753)	(828)	(10,381) D
Ending Finished Goods	679	727	699	679	652	822	642	550	811	770	806	826	771	771
Opening WIP	582	520	523	525	528	530	533	536	538	541	544	547	549	582
(+) RM issued into WIP	492	555	573	557	538	633	503	464	569	538	538	527	527	7,015 E
(+) Added labor and overhead	299	297	264	255	243	324	260	215	361	246	272	249	249	3,533
(-) Material completed to FG	(853)	(849)	(834)	(810)	(779)	(955)	(761)	(676)	(927)	(781)	(808)	(773)	(773)	(10,578) F
Ending WIP	520	523	525	528	530	533	536	538	541	544	547	549	552	552
Opening raw materials	1,057	991	981	937	889	930	820	799	926	916	911	906	933	1,057
(+) RM purchases (received)	426	545	529	509	579	523	482	591	558	533	533	554	554	6,918 H
(-) RM issued into WIP	(492)	(555)	(573)	(557)	(538)	(633)	(503)	(464)	(569)	(538)	(538)	(527)	(527)	(7,015) E
Ending Raw Material	991	981	937	889	930	820	799	926	916	911	906	933	960	960
Total Inventory	2,190	2,231	2,161	2,096	2,112	2,176	1,977	2,014	2,268	2,225	2,258	2,308	2,283	2,283
Precision Metal Works, Inc.												July 16, 2026
13 Week Projections (amount in thousands)	Actual
	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE	WE
Borrowing Base	7/19	7/26	8/2	8/9	8/16	8/23	8/30	9/6	9/13	9/20	9/27	10/4	10/11	Total
Accounts receivable	8,280	8,072	7,114	6,658	6,904	7,116	7,380	6,800	6,926	7,303	7,432	7,483	7,512
Ineligibles	(1,476)	(1,575)	(1,388)	(1,299)	(1,347)	(1,388)	(1,440)	(1,327)	(1,351)	(1,425)	(1,450)	(1,460)	(1,466)
Eligible AR	6,804	6,497	5,726	5,359	5,557	5,727	5,940	5,473	5,575	5,878	5,982	6,023	6,046
Advance Rate	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%
Availablity from AR	5,784	5,523	4,867	4,555	4,723	4,868	5,049	4,652	4,739	4,997	5,085	5,120	5,139
Raw Materials	991	981	937	889	930	820	799	926	916	911	906	933	960
Ineligibles	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)	(194)
Eligible RM	797	787	743	695	736	626	605	732	722	717	712	739	766
Advance Rate	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%	39.9%
Availablity from RM	318	314	296	277	294	250	241	292	288	286	284	295	305
Work in Progress	520	523	525	528	530	533	536	538	541	544	547	549	552
Ineligibles	(134)	(102)	(102)	(102)	(102)	(102)	(102)	(102)	(102)	(102)	(102)	(102)	(102)
Eligible WIP	386	421	423	426	428	431	434	436	439	442	445	447	450
Advance Rate	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%
Availablity from WIP	290	315	317	319	321	323	325	327	329	331	333	335	338
Finished goods	679	727	699	679	652	822	642	550	811	770	806	826	771
Ineligibles	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)	(26)
Eligible FG	652	701	672	653	625	796	616	523	785	744	779	800	745
Advance Rate	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%	75.0%
Availablity from FG	489	500	500	490	469	500	462	392	500	500	500	500	500
Gross collaterial availability	6,880	6,652	5,981	5,641	5,807	5,941	6,077	5,664	5,856	6,114	6,202	6,250	6,282
Real Estate Reserve	0	40	80	120	160	160	160	160	160	160	160	160	160
Loan balance	6,853	6,389	5,448	4,900	5,054	5,211	5,077	4,837	4,996	5,289	5,255	5,560	5,389
Availability	27	222	453	621	593	570	840	666	699	665	787	530	733